Exhibit 24.1

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John G. Perry, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of World Wide Video, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/John G. Perry                                  February 27, 2003
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John G. Perry                                     Date
Chief Executive Officer, Principal
Accounting Officer and Director


/s/Frank A. Maas                                  February 27, 2003
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Frank A. Maas                                     Date
Chairman of the Board, Vice President
of Engineering and Director